UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2015

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

On September 3, 2015, the Pennsylvania Public Utility Commission ("PUC") approved the Smart Meter Technology Procurement and Installation Plan ("SMP") submitted by PPL Electric Utilities Corporation ("PPL Electric") in June 2014. Pursuant to the SMP, as approved by the PUC, PPL Electric will replace all of its current meters with advanced meters that meet the requirements of Act 129 of 2008, which amended the Pennsylvania Public Utility Code ("Act 129").  Act 129 requires installation of smart meters for new construction, upon the request of customers and at their cost, or on a depreciation schedule not exceeding five years. Act 129 defined smart meter technology as being capable of bidirectional communication that records electricity usage on at least an hourly basis, including related electric distribution system upgrades. Full deployment of the new meters is expected to be completed by the end of 2019 at a total cost of approximately $450 million, of which approximately $328 million is expected to be capital and all of which is expected to be recovered through the smart meter rider previously approved by the PUC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller

PPL ELECTRIC UTILITIES CORPORATION

By:	/s/ Dennis A. Urban, Jr.
Dennis A. Urban, Jr. Controller

Dated:  September 4, 2015